UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2005

SCOTIA PACIFIC COMPANY LLC

(Exact name of registrant as specified in its charter)

Delaware	333-63825	68-0414690
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation or organization)	Number)	Identification No.)

P.O. Box 712
125 Main Street, 2nd Floor
Scotia, California	95565
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (707) 764-2330

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

     As previously disclosed, the Registrant and The Pacific Lumber Company (“Palco”) have been in discussions with the staff of the California North Coast Regional Water Quality Control Board (the “North Coast Water Board”) seeking the staff’s clearance to operate under timber harvesting plans (“THPs”) already approved by the California Department of Forestry (“CDF”) and other state and federal regulatory agencies which review the Registrant’s THPs. The Registrant is a wholly owned subsidiary of Palco.

     Also as previously disclosed, the unreleased THPs, which are located in the Freshwater and Elk River watersheds, represent a substantial portion of the companies’ planned harvest for the first half of 2005, and the ongoing delay in receiving the North Coast Water Board staff’s release of these already-approved THPs has adversely impacted the cash flows of both the Registrant and Palco.

     On February 25, 2005, the Executive Officer of the staff of the North Coast Water Board publicly announced that she would approve the release of additional THPs such that the Registrant and Palco would be allowed to harvest up to 50% of the harvest limit established by the CDF for the Freshwater and Elk River watersheds. The Registrant and Palco have continued their efforts with the staff and will make a presentation to the North Coast Water Board itself on March 16, 2005 seeking the release of additional THPs. No assurance can be given that these efforts will be successful.

     The Registrant expects that without the prompt release of enough additional THPs, its cash flows from operations, together with funds available under its line of credit, will be inadequate to pay the entire amount of interest due on the July 20, 2005 payment date for its Timber Notes.

     Also as previously disclosed, Palco is facing a financial liquidity crisis and is currently in default under its credit agreement and has received a limited waiver, through March 11, 2005, of the default. Palco is seeking a more permanent solution to the default and its liquidity crisis. Again, no assurance can be given that this effort will be successful.

     In the event that the above-described efforts are not favorably concluded, the Registrant and Palco expect that they will be forced to take extraordinary actions, which may include: reducing expenditures by laying off employees and shutting down various operations; seeking other sources of liquidity, such as from asset sales; and seeking protection by filing under the United States Bankruptcy Code.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 8, 2005	SCOTIA PACIFIC COMPANY LLC
	By:	/s/ Bernard L. Birkel
		Name:	Bernard L. Birkel
		Title:	Secretary

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